FOR IMMEDIATE RELEASE                                           October 26, 2004
                                                           ADVANTEST CORPORATION
                                            (Toshio Maruyama, President and COO)
                                    (Stock Code Number: 6857, TSE first section)
                                                      (Ticker Symbol: ATE, NYSE)

CONTACT:
Hiroshi Nakamura
(Manager, Accounting Department)
Phone: +81-(0)3-3214-7500

                    Notice Regarding Merger with a Subsidiary

Advantest Corporation (hereinafter referred to as the "Company") has decided, at its Board of Directors' meeting held on October 26, 2004, to merge Advantest RF Technology Corporation (hereinafter referred to as "Advantest RF"), a wholly-owned subsidiary. The merger will be carried out according to "simplified merger" procedures.

1. Purpose of the merger

The decision has been made to merge Advantest RF, a wholly-owned subsidiary, in order to enhance RF technology research and development efficiencies.

2. Overview of the merger

(1) Merger schedule

        October 26, 2004   Approval of the Merger Agreement by the Board of
                           Directors of the Company
        October 26, 2004   Signing of the Merger Agreement
        November 10, 2004  Approval of the Merger Agreement by the Extraordinary
                           Meeting of Shareholders of Advantest RF (anticipated)
                           The Company is not required to obtain merger approval
                           from its shareholders, in accordance with the
                           provisions of Article 413-3-1 (Simplified Merger)
                           of the Commercial Code.
        December 31, 2004  Date of Merger (anticipated)
        January 4, 2005    Date of Merger Registration (anticipated)

(2) Merger method

The merger will take place under the statutory simplified merger method with the Company as the surviving company. Advantest RF will be dissolved.

(3) Merger rate

The Company owns 100 percent of Advantest RF's shares and will not issue new shares, will not increase capital contribution and will not issue merger consideration.

3. Company profiles of participants in the merger (as of September 30, 2004):

-------------------------------------------------------------------------------------------------------------
Registered trade name              Advantest Corporation (Surviving       Advantest RF Technology
                                   company)                               Corporation (Acquired company)
-------------------------------------------------------------------------------------------------------------
Business description               Development, manufacture and sale of   Development, manufacture and sale
                                   automated test equipment and           of measuring instruments
                                   measuring instruments
-------------------------------------------------------------------------------------------------------------
Date established                   December 16, 1954                      June 30, 2000
-------------------------------------------------------------------------------------------------------------
Location of head office            1-32-1 Asashi-cho, Nerima-ku, Tokyo    1-16-1 Fujimi-cho, Gyoda-shi,
                                                                          Saitama
-------------------------------------------------------------------------------------------------------------
Representative                     Toshio Maruyama, President and COO     Norihito Kotani, President
-------------------------------------------------------------------------------------------------------------
Capital                            32,362 million yen                     335 million yen
-------------------------------------------------------------------------------------------------------------
Total number of shares issued      99,783,385 shares                      1,711 shares
and outstanding
-------------------------------------------------------------------------------------------------------------
Stockholders' equity               204,749 million yen                    165 million yen
-------------------------------------------------------------------------------------------------------------
Total assets                       286,780 million yen                    638 million yen
-------------------------------------------------------------------------------------------------------------
Fiscal year end                    March 31                               March 31
-------------------------------------------------------------------------------------------------------------
Number of employees                1,450                                  0
-------------------------------------------------------------------------------------------------------------
Principal customers                Japanese and foreign private sector    Advantest Corporation and
                                   manufacturers and public bodies        affiliated companies

-------------------------------------------------------------------------------------------------------------
Main transaction banks             Mizuho Corporate Bank, Ltd.            Mizuho Corporate Bank, Ltd.
                                   Shinsei Bank, Limited                  Saitama Resona Bank, Ltd.
                                   The Bank of Tokyo-Mitsubishi, Ltd.
-------------------------------------------------------------------------------------------------------------
Principal shareholders and         Mizuho Trust & Banking, Co., Ltd.      Advantest Corporation, 100%
percentages of shares held         (Employee Pension Trust, Fujitsu
                                   Account), 16.0%
                                   The Master Trust Bank of Japan, Ltd.
                                   (Trust Account), 8.6 %
                                   Japan Trustee Services Bank, Ltd.
                                   (Trust Account), 7.6%
                                   Fujitsu Limited, 4.0%
                                   BNP PARIBAS Securities (Japan)
                                   Limited, 2.2%
-------------------------------------------------------------------------------------------------------------
Relationships between the          Capital                                The Company owns 100 percent of
companies                                                                 Advantest RF's shares.
-------------------------------------------------------------------------------------------------------------
                                   Personnel                              The Company seconds directors to
                                                                          Advantest RF.
-------------------------------------------------------------------------------------------------------------
                                   Transactions                           The Company loans funds to
                                                                          Advantest RF.
-------------------------------------------------------------------------------------------------------------

4. Business performance over the three most recent fiscal years (in million yen)

-------------------------------------------------------------------------------------------------------------
                     Advantest Corporation                     Advantest RF Technology Corporation
                     (Surviving company)                       (Acquired company)
-------------------------------------------------------------------------------------------------------------
Fiscal period            03/2002       03/2003       03/2004       03/2002        03/2003        03/2004
ending
-------------------------------------------------------------------------------------------------------------
Net sales                  72,928        76,686       150,558             63              8              206
-------------------------------------------------------------------------------------------------------------
Operating income         (39,098)      (18,209)        23,776              5              6            (469)
(loss)
-------------------------------------------------------------------------------------------------------------
Income (loss)            (35,310)      (19,084)        24,033              5              6            (476)
before income taxes
-------------------------------------------------------------------------------------------------------------
Net income (loss)        (19,265)      (11,467)        11,957              3              4            (284)
-------------------------------------------------------------------------------------------------------------
Net income (loss)        (193.71)      (116.49)        119.97      16,578.92      20,796.17     (166,364.93)
per share (yen)
-------------------------------------------------------------------------------------------------------------
Dividend per share             40            30            40              -              -                -
(yen)
-------------------------------------------------------------------------------------------------------------
Stockholders'            2,051.71      1,814.36      1,920.33      55,973.52      76,769.68     (113,233.97)
equity per share
(yen)
-------------------------------------------------------------------------------------------------------------

Note 1: The figures above are on a non-consolidated basis. (Amounts of less than 1 million yen have been rounded.)

5. Status after the merger

(1)   Registered trade name:    Advantest Corporation
(2)   Business description:     Development, manufacture and sale of automated
                                test equipment and measuring instruments
(3)   Location of head office:  1-32-1 Asahi-cho, Nerima-ku, Tokyo
(4)   Representative:           Toshio Maruyama, President and COO
(5)   Capital:                  No capital increase upon merger
(6)   Total assets:             Impact is immaterial
(7)   Business results:         Advantest RF is a wholly-owned subsidiary of the
                                Company and the impact of the merger on
                                consolidated and non-consolidated business results is expected to be immaterial

                                      * * *

     This press release contains "forward-looking statements" that are based on Advantest Corporation's current expectations, estimates and projections. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements.